Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:   Julie Albrecht

    +1 425-453-9400

ESTERLINE REPORTS FISCAL 2016 FIRST QUARTER RESULTS

•	Sales of $441.5 million in the fiscal first quarter

•	Earnings from continuing operations of $9.9 million; adjusted earnings from continuing operations of $18.4 million

•	GAAP earnings per diluted share from continuing operations of $0.33; adjusted earnings per diluted share of $0.62

•	Company issues updated full-year guidance

BELLEVUE, Wash., February 4, 2016 – Esterline Corporation (NYSE: ESL) (www.esterline.com), a leading specialty manufacturer serving the global aerospace and defense markets, today reported results for the first fiscal quarter, ended January 1, 2016. During the quarter, the company reported consolidated revenue of $441.5 million, a decline of 12.5% compared with the year-ago period of $504.6 million. Lower revenue compared with the prior year was primarily attributable to lower end-market demand, shipment and production delays as a result of ongoing integration efforts and an unfavorable impact from foreign exchange rates. These factors were partially offset by the incremental contribution from the defense, aerospace and training businesses (DAT) acquired from Barco N.V. in January of 2015.

All comparisons to the prior year period are being made to a recast fiscal 2015 that reflects the company’s new fiscal calendar. The recast first quarter of fiscal 2015 includes an extremely strong October 2014 that was also the last month in the 2014 fiscal year.

Earnings from continuing operations in the fiscal first quarter of 2016 were $9.9 million, or $0.33 per diluted share, compared with prior-year earnings from continuing operations of $34.5 million, or $1.06 per diluted share. Adjusted earnings from continuing operations for the first fiscal quarter of 2016 were $18.4 million, or $0.62 per diluted share. Adjusted results exclude $0.17 per diluted share related to accelerated integration and incremental compliance activities, and $0.12 per diluted share related to integration costs associated with the DAT business (see Table 1). In the comparable period of the prior year, adjusted earnings from continuing operations were $47.7 million, or $1.48 per diluted share.

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Curtis Reusser, Esterline’s Chief Executive Officer, said, “We continue to make important progress across a range of strategic initiatives. We are also increasing our focus on organic sales growth and operational excellence as these combined actions will drive performance for all of our stakeholders. Our revenue performance in the first quarter reflects challenges related to both the condition of our markets and our execution, each of which underlines the necessity of sharper operational focus. While we are not satisfied by our first quarter performance, we remain confident that we are on the right strategic path, we will continue to progress toward our goals, and our teams will deliver strong, sustainable improvement as we move forward.”

Table 1: Effect of Certain Items on 1st Fiscal Quarter

              2016 Earnings from Continuing Operations

	$ millions	EPS
Earnings – U.S. GAAP	$9.9	$0.33

Accelerated Integration Costs	1.4	0.05
Compliance Costs	3.5	0.12
DAT Integration Costs	3.6	0.12

Adjusted Earnings	$18.4	$0.62

Including discontinued operations, net earnings for the first fiscal quarter of 2016 were $5.1 million, or $0.17 per diluted share, compared with $28.6 million, or $0.88 per diluted share, in the comparable period in fiscal 2015. Net earnings in the first fiscal quarter of 2016 included a $4.8 million loss from discontinued operations, while the prior year included a $5.9 million loss from discontinued operations.

New orders in the fiscal first quarter of 2016 were $496.3 million, compared with $466.2 million in the comparable prior-year period. Backlog at the end of the fiscal first quarter of 2016 was $1.28 billion, compared with $1.16 billion at the end of the recast first quarter of fiscal 2015.

Gross profit in the fiscal first quarter of 2016 was $137.7 million, compared with $178.2 million in the prior-year period. Reported gross margin as a percentage of sales in the first fiscal quarter of 2016 was 31.2% compared with 35.3% in the prior-year period. On an adjusted basis, excluding the discrete items consistent with adjusted EPS, the company reported gross margin of $139.3 million, or 31.6% of sales, in the fiscal first quarter of 2016, compared with adjusted gross margin of $182.9 million, or 36.2% of sales, in the prior year. Lower gross margin in the 2016 period primarily reflects the impact of lower fixed cost absorption from lower sales volume, a weaker product mix and certain operational inefficiencies.

Selling, general and administrative (SG&A) expenses during the fiscal first quarter of 2016 were $94.1 million, compared with $98.0 million in the prior year. Fiscal first quarter SG&A expenses as a percent of sales were 21.3%, compared with the prior-year level of 19.4%. The higher rate in fiscal 2016 was mainly a reflection of lower sales compared with the prior year.

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Research, development and engineering (R&D) spending in the first quarter of fiscal 2016 was $25.6 million, or 5.8% of sales, compared with $23.5 million, or 4.7% of sales, in the prior-year period. The company expects full-year R&D spending to be approximately 5.0% of sales.

On a GAAP basis, the company recorded a tax benefit of $0.03 million as a result of discrete tax benefits in the United Kingdom and the United States, compared with a tax expense of $11.0 million, or 24.1% in the prior-year. For the full year, the company expects a tax rate of 18% to 20%.

Cash flow from operations through the first fiscal quarter of 2016 was $40.7 million. Excluding capital expenditures of $14.9 million, free cash flow was $25.8 million during the same period.

Updated Guidance for Fiscal Year 2016

The company has updated its full-year guidance for fiscal year ended September 30, 2016, to reflect first quarter results, certain market weakness and the impact of integration activities to ongoing business. The company expects full-year revenue to be in a range of 1.925 billion to $1.975 billion. Full-year adjusted earnings from continuing operations are expected in a range of $4.40 to $4.80 per diluted share. The updated adjusted earnings per share guidance excludes costs expected for accelerated integration, incremental compliance and acquisition integration. The company expects fiscal 2016 free cash flow to be in a range of $110 million to $130 million.

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 877-703-6109; outside the U.S., use 857-244-7308. The pass code for the call is: 89285143. The company has posted a presentation on its website (www.esterline.com) under “Presentations” in the Investor Relations section to provide additional information about its first fiscal quarter operational and financial results. The presentation is also included as Exhibit 99.2 to the company’s report on Form 8-K, which is being submitted today to the SEC.

Non-GAAP Financial Information

This press release and the related presentation providing supplemental financial information include non-GAAP financial measures—adjusted earnings from continuing operations, adjusted earnings from continuing operations per diluted share, adjusted earnings before interest and tax (EBIT), adjusted gross margin, and free cash flow—that have not been calculated in accordance with generally accepted accounting principles in the U.S. (GAAP). Adjusted earnings from continuing operations consist of earnings from continuing operations attributable to Esterline less the costs associated with certain integration activities—including restructuring charges—and incremental compliance costs as well as discrete items associated with our acquisition of the DAT business in January 2015, adjustments to reserves on long-term contracts incurred in the periods presented and unique amounts related to pension expense, in each case, as further detailed in the tables below.

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Adjusted earnings from continuing operations per diluted share divides each element of adjusted earnings from continuing operations by the weighted average number of shares outstanding, diluted for the periods presented. EBIT is defined as operating earnings from continuing operations. Adjusted EBIT excludes the same costs excluded from adjusted earnings from continuing operations. First fiscal quarter 2016 adjusted gross margin excludes the cost of certain integration activities of $1.6 million from GAAP gross margin. Fiscal first quarter 2015 adjusted gross margin excludes certain integration and compliance costs and adjustments to long-term contract reserves totaling $4.6 million. First fiscal quarter 2016 free cash flow of $25.8 million equals cash flow from operations of $40.7 million less capital expenditures of $14.9 million. In accordance with the SEC’s requirements, below is the reconciliation of the non-GAAP adjusted earnings from continuing operations to the comparable GAAP earnings from continuing operations.

In millions, except per share amounts

	Three Months Ended January 1, 2016		Recast Three Months Ended December 26, 2014
	Per Diluted Share		Per Diluted Share
Earnings from Continuing Operations
Attributable to Esterline (GAAP), Net of Tax	$9.9	$0.33	$34.5	$1.06
Accelerated Integration Costs, Net of $0.0 and $1.3 Tax	1.4	0.05	4.2	0.14
Compliance Costs, Net of $0.0 and $0.8 Tax	3.5	0.12	2.7	0.08
DAT Integration Costs, Net of $0.0 Tax	3.6	0.12	—	—
DAT Closing Expenses, Net of $0.2 Tax	—	—	0.5	0.02
Long-term Contract Adjustments, Net of $1.1 Tax	—	—	3.5	0.11
Pension Expense, Net of $0.7 Tax	—	—	2.3	0.07

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$18.4	$0.62	$47.7	$1.48

The company provides these non-GAAP financial measures as supplemental information to the GAAP financial measures. Management uses these non-GAAP financial measures to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources, and (c) measure the operational performance of the company’s business units.

In addition, management believes investors’ and financial analysts’ understanding of the company’s performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing the company’s historical results of operations.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and free cash flow is not necessarily indicative of amounts available for discretionary use. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items that comprise the calculation. The company compensates for these limitations by using these non-GAAP

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financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Transition Report on Form 10-K.

Page 6 of 8 Esterline Reports Fiscal 2016 First Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended
	January 1, 2016	December 26, 2014
		(Recast)
Segment Sales
Avionics & Controls	$186,245	$206,617
Sensors & Systems	152,430	182,894
Advanced Materials	102,802	115,100

Net Sales	441,477	504,611
Cost of Sales	303,758	326,370

	137,719	178,241

Expenses
Selling, general and administrative	94,091	98,016
Research, development and engineering	25,575	23,531
Restructuring charges	931	3,293

Total Expenses	120,597	124,840

Operating Earnings From Continuing Operations	17,122	53,401
Interest Income	(87)	(184)
Interest Expense	7,216	8,082

Earnings From Continuing Operations Before Income Taxes	9,993	45,503
Income Tax Expense (Income)	(33)	10,974

Earnings From Continuing Operations Including Noncontrolling Interests	10,026	34,529
Loss (Earnings) Attributable to Noncontrolling Interests	(162)	17

Earnings From Continuing Operations Attributable to Esterline, Net of Tax	9,864	34,546
Loss From Discontinued Operations, Attributable to Esterline, Net of Tax	(4,780)	(5,947)

Net Earnings Attributable to Esterline	$5,084	$28,599

Earnings (Loss) Per Share—Basic:
Continuing Operations	$.33	$1.09
Discontinued Operations	(.16)	(.19)

Earnings (Loss) Per Share—Basic	$.17	$.90

Earnings (Loss) Per Share—Diluted:
Continuing Operations	$.33	$1.06
Discontinued Operations	(.16)	(.18)

Earnings (Loss) Per Share—Diluted	$.17	$.88

Weighted Average Numberof Shares Outstanding—Basic	29,582	31,790

Weighted Average Numberof Shares Outstanding—Diluted	29,939	32,364

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ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings from Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended
	January 1, 2016	December 26, 2014
		(Recast)
Segment Sales
Avionics & Controls	$186,245	$206,617
Sensors & Systems	152,430	182,894
Advanced Materials	102,802	115,100

Net Sales	$441,477	$504,611

Earnings From Continuing Operations Before Income Taxes
Avionics & Controls	$9,413	$37,399
Sensors & Systems	12,784	17,458
Advanced Materials	12,990	21,555

Segment Earnings	35,187	76,412

Corporate Expense	(18,065)	(23,011)
Interest Income	87	184
Interest Expense	(7,216)	(8,082)

Earnings From Continuing Operations Before Income Taxes	$9,993	$45,503

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ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands

	January 1,	October 2,
	2016	2015
Assets
Current Assets
Cash and cash equivalents	$200,891	$191,355
Accounts receivable, net	342,008	380,748
Inventories	447,272	446,768
Income tax refundable	12,224	12,575
Deferred income tax benefits	42,124	41,082
Prepaid expenses	21,216	23,008
Other current assets	7,072	5,427
Current assets of businesses held for sale	25,721	27,851

Total Current Assets	1,098,528	1,128,814

Property, Plant and Equipment, Net	307,586	309,399

Other Non-Current Assets
Goodwill	1,019,506	1,041,991
Intangibles, net	429,250	452,040
Deferred income tax benefits	27,636	28,979
Other assets	14,413	14,348
Non-current assets of businesses held for sale	22,403	24,917

	$2,919,322	$3,000,488

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$116,025	$117,976
Accrued liabilities	245,997	259,734
Current maturities of long-term debt	16,947	13,376
Federal and foreign income taxes	1,721	2,404
Current liabilities of businesses held for sale	18,047	17,106

Total Current Liabilities	398,737	410,596

Long-Term Liabilities
Credit facilities	150,000	160,000
Long-term debt, net of current maturities	681,358	701,457
Deferred income tax liabilities	67,920	73,849
Pension and post-retirement obligations	72,435	75,019
Other liabilities	30,910	29,367
Non-current liabilities of businesses held for sale	642	2,409
Total Shareholders’ Equity	1,517,320	1,547,791

	$2,919,322	$3,000,488